                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14c of the Securities Exchange Act of
                                     1934
                                (Amendment No.     )

Filed by the Registrant:  [X]

Filed by a Party other than the Registrant:  [_]

Check the appropriate box:


[_]  Preliminary Information Statement    [_]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14c-5(d)(2))

[X]  Definitive Information Statement

[_]  Definitive Additional Materials

                         Metropolitan Series Fund, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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                        METROPOLITAN SERIES FUND, INC.
               Neuberger Berman Partners Mid Cap Value Portfolio
                              501 Boylston Street
                               Boston, MA 02116

                             INFORMATION STATEMENT

   This Information Statement is being furnished by the Board of Directors (the "Directors") of Metropolitan Series Fund, Inc. (the "Fund") to the shareholders of Neuberger Berman Partners Mid Cap Value Portfolio (the "Portfolio"). This Information Statement is being mailed beginning on or about January 28, 2004 to all of the Portfolio's shareholders of record (the "Shareholders") as of the close of business on November 30, 2003.

   NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I. Introduction

   The Fund, an open-end management investment company, is a Maryland corporation that was formed on November 23, 1982. The Fund is a series type company with 36 series or investment portfolios. The Portfolio is one of those portfolios. MetLife Advisers, LLC (the "Manager") acts as investment manager to the Portfolio. Prior to October 31, 2003, Neuberger Berman Management Inc. ("NB Management") acted as sub-investment manager to the Portfolio pursuant to a sub-investment management agreement dated May 1, 2001 between the Fund, the Manager and NB Management (the "Previous Sub-Investment Management Agreement").

   On October 31, 2003, Neuberger Berman Inc. ("Neuberger Inc."), the parent company of NB Management, was acquired by Lehman Brothers Holdings Inc. ("Lehman Brothers") pursuant to a Transaction Agreement between Neuberger Inc., Lehman Brothers, and a wholly-owned subsidiary of Lehman Brothers (the "Lehman Subsidiary"), dated July 21, 2003 (as amended, the "Transaction Agreement"). This acquisition is referred to as the "Transaction" in this Information Statement. Upon the closing of the Transaction, Neuberger Inc. merged with and into the Lehman Subsidiary with the Lehman Subsidiary continuing as the surviving corporation and changing its name to, and continuing the business of, Neuberger Inc. As a result of the Transaction, NB Management became an indirect wholly-owned subsidiary of Lehman Brothers.

   The Transaction resulted in an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Previous Sub-Investment Management Agreement, resulting in its termination. In anticipation of the closing of the Transaction, on August 5, 2003, the Directors approved a new sub-investment management agreement (the "New Sub-Investment Management Agreement") between the Fund, the Manager and NB Management with respect to the Portfolio. The New Sub-Investment Management Agreement took effect on October 31, 2003. See "Description of the New Sub-Investment Management Agreement."

   The 1940 Act generally provides that an investment manager or sub-investment manager to a mutual fund may act as such only pursuant to a written contract which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such contract or interested persons of any party to such contract. The Fund and the Manager, however, have received from the Securities and Exchange Commission (the "SEC") an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Subject to certain conditions, the SEC Exemption permits the Manager to enter into sub-investment management agreements for the management of a portfolio of the Fund without obtaining the approval of the portfolio's shareholders, including (i) agreements with new sub-investment managers that are not affiliated persons of the Manager or the Fund, and (ii) agreements with existing sub-investment managers upon a material change in the terms of the sub-investment management agreement, an "assignment" (as defined in the 1940 Act), or other event causing termination of the existing sub-investment

                                      1

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management agreement. Such agreements must be approved by the Directors in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after entering into a new sub-investment management agreement without shareholder approval, the Fund must provide an information statement to the shareholders of the affected portfolio, setting forth substantially the information that a proxy statement for a shareholder meeting on whether to vote to approve the agreement would contain. In accordance with the SEC Exemption, the Fund is furnishing this Information Statement to the Shareholders in order to provide information regarding the New Sub-Investment Management Agreement.

   The information set forth in this Information Statement concerning the Transaction, Neuberger Inc., Lehman Brothers, and their respective affiliates has been provided to the Fund by NB Management.

II. The Transaction

   The Transaction Agreement was entered into on July 21, 2003, and the Transaction closed on October 31, 2003. Upon closing, each stockholder of Neuberger Inc. received cash and shares of Lehman Brothers' common stock. As described above, upon completion of the Transaction, Lehman Brothers, through its ownership of the Lehman Subsidiary, the entity into which Neuberger Inc. merged, took indirect control of NB Management. Operationally, Neuberger Inc. became a part of Lehman Brothers' Client Services Segment's Wealth and Asset Management Division (the "Wealth and Asset Management Division"). NB Management continues to operate under the name Neuberger Berman Management, Inc.

   Certain senior executives of Neuberger Inc. have taken positions at Lehman Brothers, including Jeffrey B. Lane, former president and Chief Executive Officer of Neuberger Inc., who became Chairman, Wealth & Asset Management Division and Vice Chairman of Lehman Brothers, Inc. and remains a director of NB Management. Neuberger has represented that it does not anticipate that the Transaction will cause a reduction in the quality of services provided to the Portfolio. Neuberger Inc. has also represented that it does not anticipate that the Transaction will have any adverse effect on NB Management's ability to fulfill its obligations under the New Sub-Investment Management Agreement.

   Lehman Brothers has agreed that they will use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor, which allows an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as certain conditions are met. One such provision provides that no "unfair burden" may be imposed upon the investment company as a result of such change-in-control transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement, during the two-year period after the change in control, whereby the investment adviser, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

   The Fund has not been advised by Lehman Brothers or Neuberger Inc. of any circumstance arising from the Transaction that might result in the imposition of an "unfair burden" on the Portfolio as a result of the Transaction. Moreover, Lehman Brothers has agreed that for two years after the consummation of the Transaction, Lehman Brothers will use its reasonable best efforts to refrain from imposing, or agreeing to impose, any unfair burden on the Fund.

III. The Agreements

Description of the Management Agreement

   The Manager currently serves as investment manager to the Portfolio pursuant to an investment management agreement between the Manager and the Fund dated May 1, 2001 (the "Management Agreement").

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The Management Agreement provides that the Manager will, subject to its rights to delegate such responsibilities to other parties, provide to the Portfolio both portfolio management services and administrative services.


   Under the Management Agreement, the Portfolio pays a management fee to the Manager at the annual rate of 0.70% of the first $100 million of the average daily net assets of the Portfolio, 0.675% of the next $250 million of such assets, 0.65% of the next $500 million of such assets, 0.625% of the next $750 million of such assets, and 0.60% of the amount of such assets in excess of $1.6 billion. For the fiscal year ended December 31, 2003, the Portfolio paid an aggregate management fee of $1,425,965 to the Manager. The Fund has adopted distribution and services plans under Rule 12b-1 of the Investment Company Act of 1940 for the Fund's Class B shares and Class E shares. For the fiscal year ended December 31, 2003, the Class B shares and Class E shares of the Portfolio paid aggregate fees of $63,271 to affiliates of the Manager pursuant to the distribution and services plans.


   No change in the Management Agreement, or in the management fee payable by the Portfolio to the Manager pursuant to the Management Agreement, is proposed.

Description of the Previous Sub-Investment Management Agreement


   Under the Previous Sub-Investment Management Agreement, the Manager delegated its portfolio management responsibilities for the Portfolio to NB Management. The Previous Sub-Investment Management Agreement required NB Management to manage, subject to the supervision and approval of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. Under the Previous Sub-Investment Management Agreement, the Manager paid a sub-investment management investment fee to NB Management at the annual rate of 0.45% of the first $250 million of the average daily net assets of the Portfolio, 0.40% of the next $750 million of such assets, and 0.35% of the amount of such assets in excess of $1 billion. Under the Previous Sub-Investment Management Agreement, for the fiscal year ended December 31, 2003, the Manager paid an aggregate sub-investment management fee of $932,960 to NB Management.


   The Portfolio paid no fee to NB Management under the Previous Sub-Investment Management Agreement. Shareholders of the Fund approved the Manager's ability to enter into sub-investment management agreements pursuant to the SEC Exemption, as described above, at a meeting held on April 27, 2001.

Description of the New Sub-Investment Management Agreement

   The New Sub-Investment Management Agreement appears in Appendix A. The next several paragraphs briefly summarize some important provisions of the New Sub-Investment Management Agreement, but for a complete understanding you should read Appendix A.

   The New Sub-Investment Management Agreement requires NB Management to manage, subject to the supervision and approval of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. NB Management is authorized to take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Portfolio, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by NB Management. In connection with these services, NB Management is obligated to provide investment research as to the Portfolio's investments and conduct a continuous program of evaluation of its assets. On its own initiative, NB Management must apprise the Manager and the Fund of important developments materially affecting the Portfolio, including but not limited to any change in the personnel of NB Management responsible for the day to day investment decisions made by NB Management for the Portfolio and any material legal proceedings against NB Management by the SEC relating to violations of the federal securities laws by NB Management. In addition, NB Management is required to furnish the Manager and the Board of Directors such periodic and special reports as each may reasonably request.

   Under the New Sub-Investment Management Agreement, the Manager compensates NB Management at the annual rate of 0.45% of the first $250 million of the average daily net assets of the Portfolio, 0.40% of the next $750 million of such assets, and 0.35% of the amount of such assets in excess of $1 billion. This sub-investment management fee is payable at the same rates as the fee payable to NB Management under the Previous Sub-Investment Management Agreement. The Portfolio will not pay any fees to NB Management under the New Sub-Investment Management Agreement; all fees to NB Management are payable by the Manager, not the Portfolio.

   The New Sub-Investment Management Agreement provides that it will remain in force for two years from its date of effectiveness and thereafter shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Fund, or by the vote of a "majority of the outstanding shares" (as defined in the 1940 Act) of the Portfolio, and (ii) a majority of those Directors who are not parties to the New Sub-Investment Management Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Investment Management Agreement must be specifically approved by (i) the Directors of the Fund, to the extent permitted by the 1940 Act, or by the vote of a "majority of the outstanding shares" of the Portfolio, and (ii) the vote of a majority of those Directors of the Fund who are not parties to the New Sub-Investment Management Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

   The New Sub-Investment Management Agreement may be terminated at any time without penalty (i) by the Board of Directors of the Fund, or by vote of a majority of the outstanding shares of the Portfolio, upon 60 days' written notice to the Manager and NB Management, (ii) by the Manager upon 30 days' written notice to NB Management and the Fund, or (iii) by NB Management on 60 days' written notice to the Manager and the Fund. The New Sub-Investment Management Agreement terminates automatically in the event of its assignment or upon the termination of the Management Agreement.

   The New Sub-Investment Management Agreement provides that NB Management will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, its shareholders or the Manager in connection with the matters to which the New Sub-Investment Management Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence of NB Management in the performance of its duties or from reckless disregard of its obligations and duties under the New Sub-Investment Management Agreement.

Comparison of Previous and New Sub-Investment Management Agreements

   The New Sub-Investment Management Agreement is substantially similar to the Previous Sub-Investment Management Agreement. If the New Sub-Investment Management Agreement had been in effect during the fiscal year ended December 31, 2002, the sub-investment management fee payable to NB Management would have been the same as was payable under the Previous Sub-Investment Management Agreement. The investment management fee payable by the Portfolio to the Manager would have been the same whether the New Sub-Investment Management Agreement or the Previous Sub-Investment Management Agreement had been in effect during the fiscal year ended December 31, 2002.

   No change in the investment management fee rate payable by the Portfolio to the Manager or in the sub-investment management fee rate payable by the Manager is being proposed.

Director Consideration

   The Directors considered the New Sub-Investment Management Agreement at an in-person meeting held on August 5, 2003. At their meeting, the Directors met with representatives of NB Management and the Manager and reviewed a variety of information relating to NB Management, Lehman Brothers, and the Transaction. At this meeting, the Directors approved the New Sub-Investment Management Agreement, effective upon the closing of the Transaction.

   In coming to their decision, the Directors considered a wide range of information of the type they regularly consider when determining whether to continue the Fund's investment management or sub-investment management agreements as in effect from year to year. The Directors considered information about, among other things:

  . NB Management and its personnel (including particularly those personnel with responsibilities for providing services to the Portfolio), resources, policies and investment process;

  . NB Management's representations that no portfolio manager changes were planned as a result of the Transaction and that NB Management will maintain substantial operational autonomy and continuity of management following the Transaction;

  . the terms of the New Sub-Investment Management Agreement (including the fact that the terms of the New Sub-Investment Management Agreement are substantially similar to those of the Previous Sub-Investment Management Agreement);

  . the scope and quality of the services that NB Management could provide to the Portfolio, including NB Management's representation that it does not anticipate that the Transaction will cause a reduction in the quality of services provided to the Portfolio or have any adverse effect on NB Management's ability to fulfill its obligations under the New Sub-Investment Management Agreement;

  . the investment performance of the Portfolio and of similar funds advised or subadvised by other advisers;

  . the sub-investment management fee rates payable for the Portfolio and for similar funds advised or subadvised by NB Management, and payable by similar funds managed by other advisers, including the fact that the fees payable under the New Sub-Investment Management Agreement and the Management Agreement would not change as a result of the Transaction;

  . the total expense ratios of the Portfolio and of similar funds managed by other advisers;

  . NB Management's practices regarding the selection and compensation of brokers (including affiliated brokers) and dealers that execute portfolio transactions for the Portfolio and those brokers' and dealers' provision of brokerage and research services to NB Management (see the section entitled "Portfolio Transactions and Brokerage" below for more information about these matters); and

  . NB Management and its owners' agreements relating to Section 15(f) of the 1940 Act (as described under "The Transaction," above).

   In determining to approve the appointment of NB Management as sub-investment manager to the Portfolio, the Directors considered numerous additional factors that they considered relevant, including extensive information about the Portfolio, NB Management's management style and proposed approach to managing the Portfolio, and NB Management's organizational structure, compliance procedures and financial condition.

   The Directors also took into account NB Management's substantial experience and reputation as a manager of equity investments, along with the prominence of the Neuberger Berman name, as possible factors that might enhance the marketability of the insurance products that invest in the Portfolio, and thus lead to growth in the size of the Portfolio, although such growth cannot be assured.

   After carefully considering the information summarized above, the Directors concluded that it was appropriate for NB Management to continue its role as sub-investment manager to the Portfolio and unanimously voted to approve the New Sub-Investment Management Agreement.

IV. Information About NB Management and its Parents

   NB Management has provided the following information to the Fund.

NB Management and its Parents' Operations

   Lehman Brothers, a publicly traded company, is one of the leading global investment banks serving the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed-income sales, trading and research, investment banking, private equity, and private client services. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. Lehman Brothers and its affiliates (including Neuberger affiliates) managed over $100 billion of client assets as of October 31, 2003. Lehman Brothers' address is 745 Seventh Avenue, New York, New York 10019.

   For 64 years, Neuberger Inc. and its subsidiaries and predecessors have provided clients with a broad range of investment products, services and strategies for individuals, families, and taxable and non-taxable institutions. Neuberger Inc. engages in wealth management services including private asset management, tax and financial planning, and personal and institutional trust services; mutual funds, institutional management and alternative investments; and professional securities services. Neuberger Inc. had approximately $67.7 billion in estimated assets under management as of October 29, 2003. Lehman Brothers owns 100% of the outstanding voting securities of Neuberger Inc. Neuberger Inc. is located at 605 Third Avenue, 2nd Floor, New York, New York 10158-0180.

   NB Management and its predecessor firms and affiliates have been managing money since 1939 and have specialized in the management of mutual funds since 1950. NB Management is an SEC-registered investment advisor that provides investment advisory services to the Portfolio and to other registered investment companies, both open- and closed-end. It also provides asset allocation advice to individuals. NB Management is also an SEC-registered limited purpose broker-dealer that distributes shares of several funds. Neuberger Inc. owns 100% of the outstanding voting securities of NB Management. NB Management is located at 605 Third Avenue, 2nd Floor, New York, New York 10158-0180.

   NB Management acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to that of the
Portfolio:




                                           Approximate Net Assets
                                           As of December 31, 2003         Annual Fee Rate
                   Fund                        ($ in Millions)            (% of Net Assets)
                   ----                    ----------------------- --------------------------------
AST Neuberger Berman Mid-Cap Value             $1,028,265,540      0.400% of first $1 billion
  Portfolio                                                        0.350% in excess of $1 billion
ASAF Neuberger Berman Mid-Cap Value            $  319,032,016      0.400% of first $1 billion
  Fund                                                             0.350% in excess of $1 billion
Principal Variable Contracts Mid-Cap Value     $   51,800,413      0.500% of first $100 million
  Account                                                          0.475% of next $150 million
                                                                   0.450% of next $250 million
                                                                   0.425% of next $250 million
                                                                   0.400% in excess of $750 million
Principal Variable Contracts Mid-Cap Value     $  124,939,117      0.500% of first $100 million
  Fund                                                             0.475% of next $150 million
                                                                   0.450% of next $250 million
                                                                   0.425% of next $250 million
                                                                   0.400% in excess of $750 million
Penn Series Mid-Cap Value Fund                 $   84,789,624      0.430% on all assets
Neuberger Berman Advisers Management           $   59,686,508      0.550% of first $250 million
  Trust Regency Portfolio                                          0.525% of next $250 million
                                                                   0.500% of next $250 million
                                                                   0.475% of next $250 million
                                                                   0.450% of next $500 million
                                                                   0.425% of next $2.5 billion
                                                                   0.400 in excess of $4 billion
Neuberger Berman Regency Fund*                 $   36,338,205      0.550% of first $250 million
                                                                   0.525% of next $250 million
                                                                   0.500% of next $250 million
                                                                   0.475% of next $250 million
                                                                   0.450% of next $500 million
                                                                   0.425% of next $2.5 billion
                                                                   0.400% in excess of $4 billion

--------

* NB Management has contractually undertaken to reimburse the Investor Class of Neuberger Berman Regency Fund for its total operating expenses (excluding interest, taxes, brokerage commissions and extraordinary expenses) which exceed, in the aggregate, 1.50% per annum of Regency Fund Investor Class' average daily net assets. This undertaking lasts until August 31, 2014. Regency Fund Investor Class has contractually undertaken to reimburse NB Management for the excess expenses paid by NB Management, provided the reimbursements do not cause the Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed an annual rate of 1.50% of average daily net assets and the reimbursements are made within three years after the year in which NB Management incurred the expense.



   With the exception of Neuberger Berman Regency Fund, NB Management has not waived, reduced or otherwise agreed to reduce its compensation for the funds listed above.

   The address of each principal executive officer and director of NB Management listed below is 605 Third Avenue, New York, New York 10158.

Name                                     Principal Occupation
----                                     --------------------
Claudia A. Brandon Vice President--Mutual Fund Board Relations, NB
                   Management

Robert Conti       Senior Vice President; NB Management

Brian Gaffney      Senior Vice President, NB Management

Kevin Handwerker   Managing Director, Chief Administrative Officer, Secretary and
                   General Counsel, Neuberger Inc.

Jeffrey B. Lane    Director, Neuberger Inc.; Chairman, Wealth and Asset
                   Management Division and Vice Chairman of Lehman Brothers
                   Inc.; Director, NB Management.

Robert Matza       President and Chief Operating Officer, Neuberger Inc.; Director,
                   NB Management

Jack L. Rivkin     Executive Vice President and Chief Investment Officer,
                   Neuberger Inc.; Chairman and Director, NB Management

Matthew S. Stadler Senior Vice President and Chief Financial Officer, Neuberger
                   Inc. and NB Management

Heidi L. Steiger   Executive Vice President, Neuberger Inc.; Director, NB
                   Management

Peter E. Sundman   Executive Vice President, Neuberger Inc.; President and
                   Director, NB Management


   On April 28, 2003, Lehman Brothers Inc. ("LBI"), an affiliate of Lehman Brothers, without admitting or denying the allegations against it, consented to settle charges brought by the SEC that LBI had violated certain rules of the NASD, Inc. and the New York Stock Exchange, Inc. ("NYSE"). This settlement and settlements with nine other brokerage firms are part of the global settlement the firms have reached with the SEC, NASD, Inc., the NYSE, the New York Attorney General, and other state regulators. Once this settlement becomes effective, Lehman Brothers and its affiliates (which would include NB Management and Neuberger Berman following completion of the Transaction) would not be eligible to act as investments advisors, sub-advisors, or principal underwriters to registered investment companies, unless they obtain exemptive relief from the SEC. Lehman Brothers has applied for such relief. Although there can be no assurance that the necessary exemption will be obtained, Lehman Brothers has advised the Directors that it does not anticipate any difficulties in obtaining such relief, based on applicable precedents and the express understanding, set forth in the consent, that the staff of the SEC does not oppose the grant of such relief.


Portfolio Transactions and Brokerage

   In their consideration of the New Sub-Investment Management Agreement, the Directors considered NB Management's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Portfolio, and such brokers' and dealers' provision of brokerage and research services to NB Management. The following paragraphs summarize these practices.

   In determining the broker through which, and the transaction cost at which securities transactions for clients are to be effected, NB Management seeks to obtain the best results for the Portfolio, taking into consideration such relevant factors as price, the broker's execution ability, facilities, reliability and financial responsibility, and ability to help effect the transaction by contributing to the determination of such important elements as timing and order size, and when NB Management is not used, the research services provided by such broker to NB Management. Commission rates, being a component of purchase/sale price, are considered as a factor. NB Management does not obligate itself to seek the lowest commission cost except to the extent that it contributes to the overall goal of obtaining the best results for the Portfolio.

   When unaffiliated brokers are used, in accordance with directions from the Directors of the Fund, consistent with best execution requirements such brokers may be permitted to charge commissions in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of brokerage, research or other services provided by that broker to the Portfolio.

   Research received from other brokerage firms is used to supplement NB Management's research. Types of supplemental research received includes all standard forms of research, including but not limited to current and historical data concerning particular companies, industries and the financial economy as a whole, as well as information and analysis thereof, technical and statistical studies and data dealing with various investment opportunities, risks and trends, and analysis involving special situations. Research services furnished by brokers through which NB Management effects transactions may be used for the benefit of all of its clients and not solely for the benefit of the particular client whose transactions were effected by the broker providing such services.

   With regard to the use of other brokers for institutional accounts, a factor in the allocation of brokerage is NB Management's evaluation of the quality of the brokers' research, meaning the extent to which such brokerage benefits some or all accounts. For purposes of evaluating such research, points are awarded in several categories and the allocation of brokerage business is made based upon the number of points each broker receives. Research is often received on an unrequested basis from brokers who are not awarded points. Often research received from others is not used. Brokers who are not being rewarded for research are sometimes used in the interest of securing best execution.

   Furthermore, in certain instances NB Management specifically allocates brokerage for research services (including research reports on issuers and industries as well as economic and financial data) which may otherwise be purchased for cash. While the receipt of such services has not reduced NB Management's normal internal research activities, NB Management's expenses could be materially increased if it were to generate such additional information internally. To the extent such research services are provided by others, NB Management is relieved of expenses it may otherwise incur. In some cases research services are generated by third parties but provided to NB Management by or through broker dealers. Research obtained in this manner may be used in servicing any or all clients of NB Management and may be used in connection with clients other than those client's whose brokerage commissions are used to acquire the research services described herein. With regard to allocation of brokerage to acquire research services described above, NB Management always considers its best execution obligation when deciding which broker to utilize.

   To ensure that accounts of all NB Management's investment clients are treated fairly in the event that transaction instructions for more than one investment account regarding the same security are received by NB Management at or about the same time, NB Management may combine transaction orders placed on behalf of clients, including advisory accounts in which affiliated persons have an investment interest, for the purpose of negotiating brokerage commissions or obtaining a more favorable price. Securities purchased or sold may be allocated, in terms of amount, to a client according to the proportion that the size of the transaction order actually placed by the account bears to the aggregate size of transaction orders simultaneously made by the other accounts, subject to de minimis exceptions, with all participating accounts paying or receiving the same price. NB Management believes that Fund is fairly served by this policy.


   Subject to the requirements of Rule 17e-1 under the 1940 Act, NB Management may execute brokerage transactions on behalf of the Portfolio with an affiliated broker-dealer. For the fiscal year ended December 31, 2003, the Portfolio paid $211,219 to Neuberger Berman, LLC, a wholly-owned subsidiary of Neuberger Inc. For the fiscal year ended December 31, 2003, 44% of the Portfolio's aggregate brokerage commissions were paid to Neuberger Berman, LLC.

V. Other Information


Information About the Manager


   The Manager is a Delaware limited liability company. New England Life Insurance Company ("New England Financial") owns all of the voting interests in the Manager. New England Financial is a wholly owned subsidiary of MetLife New England Holdings, Inc. ("MetLife Holdings"). MetLife Holdings is wholly owned by MetLife, which in turn is a wholly owned subsidiary of MetLife, Inc., a publicly traded company. The members of the Manager include each insurance company the separate accounts of which invest in registered investment companies to which the Manager serves as investment adviser. The Chairman of the Board and the President of the Manager is Hugh C. McHaffie. Mr. McHaffie and John F. Guthrie, Jr. are the Manager's directors. Mr. McHaffie is Chairman of the Board and President of the Fund, and his principal occupation is Senior Vice President of MetLife. Mr. Guthrie is a Senior Vice President of the Fund, and his principal occupation is Vice President of New England Financial. The address of the Manager, New England Financial, Mr. McHaffie and Mr. Guthrie is 501 Boylston Street, Boston, Massachusetts 02116. The address of MetLife, MetLife Holdings and MetLife, Inc. is One Madison Avenue, New York, New York 10010.


Information About the Fund

   Copies of the annual report of the Fund for the fiscal year ended December 31, 2002 and the semi-annual report of the Fund for the period ended June 30, 2003 may be obtained without charge by calling (800) 638-7732 or by writing to the Secretary of the Fund at 501 Boylston Street, Boston, Massachusetts 02116.

Ownership of Shares

   Shares of the Portfolio are available for purchase only by separate accounts established by New England Financial, MetLife and their insurance company affiliates (collectively, the "Insurance Companies"), and certain eligible qualified retirement plans ("Qualified Plans"). The Fund serves as the investment vehicle for (1) variable insurance, variable annuity and group annuity products of the Insurance Companies and (2) Qualified Plans. Shares of the Portfolio are not offered for direct purchase by the investing public. The number of shares of beneficial interest of the Portfolio issued and outstanding as of November 30, 2003 (the "Record Date") was as follows:


                               Class A 12,697,689
                               Class B  1,493,019
                               Class E  1,499,509


Beneficial Ownership

   New England Financial and MetLife have informed the Portfolio that as of the Record Date, there were no persons owning contracts which would entitle them to instruct the Insurance Companies with respect to 5% or more of any class of the voting securities of the Portfolio. The officers and Directors of the Fund owned less than 1% of the outstanding shares of any class of the Portfolio on the Record Date.

Principal Underwriter

   MetLife, the principal underwriter of the Fund, is located at One Madison Avenue, New York, New York 10010.

                                                                     APPENDIX A

               NEUBERGER BERMAN PARTNERS MID CAP VALUE PORTFOLIO

                      SUB-INVESTMENT MANAGEMENT AGREEMENT

   AGREEMENT made this 31st day of October 2003, among Metropolitan Series Fund, Inc., a Maryland corporation (the "Fund"), MetLife Advisers, LLC, a Delaware limited liability company, and Neuberger Berman Management Inc., a New York corporation (the Sub-Investment Manager");

                             W I T N E S S E T H :

   WHEREAS, the Fund is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "Investment Company Act");

   WHEREAS, the Fund, a series type of investment company, issues separate classes (or series) of stock, each of which represents a separate portfolio of investments;

   WHEREAS, the Fund is currently comprised of various portfolios, each of which pursues its investment objectives through separate investment policies, and the Fund may add or delete portfolios from time to time;

   WHEREAS, the Sub-Investment Manager is engaged principally in the business of rendering advisory and management services and is registered as an investment adviser under the Advisers Act; and

   WHEREAS, the Fund has employed the Investment Manager to act as investment manager of the Neuberger Berman Partners Mid Cap Value Portfolio as set forth in the Neuberger Berman Partners Mid Cap Value Portfolio Investment Management Agreement dated May 1, 2001 between the Fund and the Investment Manager (the "Neuberger Berman Partners Mid Cap Value Portfolio Investment Management Agreement"); and the Fund and the Investment Manager desire to enter into a separate sub-investment management agreement with respect to the Neuberger Berman Partners Mid Cap Value Portfolio of the Fund with the Sub-Investment Manager;

   NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund, the Investment Manager and the Sub-Investment Manager hereby agree as follows:

                                   ARTICLE 1

                     Duties of the Sub-Investment Manager

   Subject to the supervision and approval of the Investment Manager and the Fund's Board of Directors, the Sub-Investment Manager will manage the investment and reinvestment of the assets of the Fund's Neuberger Berman Partners Mid Cap Value Portfolio (the "Portfolio") for the period and on the terms and conditions set forth in this Agreement. In acting as Sub-Investment Manager to the Fund with respect to the Portfolio, the Sub-Investment Manager shall determine which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities or other assets in which it may invest, subject always to any restrictions of the Fund's Articles of Incorporation and By-Laws, as amended or supplemented from time to time, the provisions of applicable laws and regulations including the Investment Company Act, and the statements relating to the Portfolio's investment objectives, policies and restrictions as the same are set forth in the prospectus and statement of additional information of the Fund then currently effective under the Securities Act of 1933 (the "Prospectus") and provided to the Sub-Investment Manager in writing. Should the Board of Directors of the Fund or the Investment Manager at any time, however, make any definite determination as to investment policy and notify in writing the Sub-Investment Manager thereof, the Sub-Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified in writing that such determination has been revoked. The Sub-Investment Manager shall not be liable to the Fund, the Portfolio or the Investment Manager, or any shareholder of the Fund, and the Investment Manager shall indemnify and hold harmless the Sub-Investment Manager for any losses, claims, damages, liabilities or litigation (including reasonable attorneys fees and expenses) sustained in connection with adherence to such determination.

   The Sub-Investment Manager shall take, on behalf of the Fund, all actions which it deems necessary and appropriate to implement the investment policies of the Portfolio, determined as provided above, and in particular to open accounts and to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by it.

   In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Investment Manager is directed at all times to follow the policies of the Fund set forth in the Prospectus. Nothing herein shall preclude the "bunching" of orders for the sale or purchase of portfolio securities with any other accounts managed by the Sub-Investment Manager. The Sub-Investment Manager shall not favor any account over any other and any purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved and at a price which is approximately averaged.

   With respect to brokerage and subject to the policies set forth above and in the Prospectus, the Sub-Investment Manager may cause the Portfolio to pay a broker a commission for executing a portfolio transaction in excess of the commission another broker would have charged for effecting the same transaction if the difference is reasonably justified by other aspects of portfolio execution or research services offered. Subject to such policies as the Board of Directors of the Fund may determine, the Sub-Investment Manager shall not be deemed to have acted unlawfully or to have breached a duty solely by reason of its having caused the Portfolio to pay a broker-dealer that provides research services to the Sub-Investment Manager an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Investment Manager determines in good faith that such amount of commission was reasonable in relation to the value of the research or brokerage services provided by such broker, viewed in terms of either that particular transaction or the Sub-Investment Manager's ongoing responsibilities with respect to the Portfolio. The Investment Manager, Sub-Investment Manager and the Fund further agree that the Sub-Investment Manager is authorized to employ an affiliated broker-dealer as the Portfolio's principal broker.

   In connection with these services the Sub-Investment Manager will provide investment research as to the Portfolio's investments and conduct a continuous program of evaluation of its assets. The Sub-Investment Manager will have the responsibility to monitor the investments of the Portfolio to the extent necessary for the Sub-Investment Manager to manage the Portfolio in a manner that is consistent with the investment objective and policies of the Portfolio set forth in the Prospectus, as from time to time amended, and consistent with applicable law, including, but not limited to, the Investment Company Act and the rules and regulations thereunder and the applicable provisions of the Internal Revenue Code and the rules and regulations thereunder (including, without limitation, subchapter M of the Code and the investment diversification aspects of Section 817(h) of the Code).

   The Sub-Investment Manager will furnish the Investment Manager and the Fund such statistical information, including recommendations of prices of securities in situations where a fair valuation determination is required or when a security cannot be priced by the Fund's accountants, with respect to the investments it makes for the Portfolio as the Investment Manager and the Fund may reasonably request. On its own initiative, the Sub-Investment Manager will apprise the Investment Manager and the Fund of important developments materially affecting the Portfolio, including but not limited to any change in the personnel of the Sub-Investment Manager responsible for the day to day investment decisions made by the Sub-Investment Manager for the Portfolio and any material legal proceedings against the Sub-Investment Manager by the Securities and Exchange Commission relating to violations of the federal securities laws by the Sub-Investment Manager, and will furnish the Investment Manager and the Fund from time to time with similar material information that is believed by the

Sub-Investment Manager appropriate for this purpose. In addition, the Sub-Investment Manager will furnish the Investment Manager and the Fund's Board of Directors such periodic and special reports as either of them may reasonably request.

   The Sub-Investment Manager will exercise its best judgment in rendering the services provided for in this Article 1, and the Fund and the Investment Manager agree, as an inducement to the Sub-Investment Manager's undertaking so to do, that the Sub-Investment Manager will not be liable under this Agreement for any mistake of judgment or in any other event whatsoever, except as hereinafter provided. The Sub-Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Investment Manager in any way or otherwise be deemed an agent of the Fund or the Investment Manager other than in furtherance of its duties and responsibilities as set forth in this Agreement.

                                   ARTICLE 2

                         Sub-Investment Management Fee

   The payment of advisory fees and the allocation of charges and expenses between the Fund and the Investment Manager with respect to the Portfolio are set forth in the Neuberger Berman Partners Mid Cap Value Portfolio Investment Management Agreement and nothing in that agreement shall change or affect the terms of this Sub-Investment Management Agreement. Nothing in this Neuberger Berman Partners Mid Cap Value Portfolio Sub-Investment Management Agreement shall change or affect that arrangement. The payment of advisory fees and the apportionment of any expenses related to the services of the Sub-Investment Manager under this Agreement shall be the sole concern of the Investment Manager and the Sub-Investment Manager and shall not be the responsibility of the Fund.

   In consideration of services rendered pursuant to this Agreement, the Investment Manager will pay the Sub-Investment Manager on the first business day of each month the fee at the annual rate specified by the schedule of fees in the Appendix to this Agreement. The fee for any period from the date the Portfolio commences operations to the end of the month will be prorated according to the proportion which the period bears to the full month, and, upon any termination of this Agreement before the end of any month, the fee for the part of the month during which the Sub-Investment Manager acted under this Agreement will be prorated according to the proportion which the period bears to the full month and will be payable upon the date of termination of this Agreement.

   For the purpose of determining the fees payable to the Sub-Investment Manager, the value of the Portfolio's net assets will be computed in the manner specified in the Fund's Prospectus. The Sub-Investment Manager will bear all of its own expenses (such as research costs) in connection with the performance of its duties under this Agreement except for those which the Investment Manager agrees to pay and will not be responsible for any Fund expenses.

Other Matters

   The Sub-Investment Manager may from time to time employ or associate with itself any person or persons to assist in its performance of services under this Agreement. The compensation of any such persons will be paid by the Sub-Investment Manager, and no obligation will be incurred by, or on behalf of, the Fund or the Investment Manager with respect to them.

   The Fund and the Investment Manager understand that the Sub-Investment Manager now acts and will continue to act as investment manager to various investment companies and fiduciary or other managed accounts, and the Fund and the Investment Manager have no objection to the Sub-Investment Manager's so acting. In addition, the Fund understands that the persons employed by the Sub-Investment Manager to assist in the performance of the Sub-Investment Manager's duties hereunder will not devote their full time to such service, and nothing herein contained shall be deemed to limit or restrict the Sub-Investment Manager's right or the right of any of the Sub-Investment Manager's affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

   The Sub-Investment Manager agrees that all books and records which it maintains for the Fund are the Fund's property as well as the Sub-Investment Manager's. The Sub-Investment Manager also agrees upon request of the Investment Manager or the Fund, promptly to surrender copies of the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Sub-Investment Manager further agrees to maintain and preserve the Fund's books and records in accordance with the Investment Company Act and rules thereunder.

   The Sub-Investment Manager will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, its shareholders or the Investment Manager in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence of the Sub-Investment Manager in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement. The Sub-Investment Manager, the Fund and the Investment Manager further agree that the Sub-Investment Manager shall bear no responsibilities or obligations for any portfolios of the Fund other than the Portfolio and any other portfolio of the Fund with respect to which it serves as sub-advisor.

   The Investment Manager has herewith furnished the Sub-Investment Manager copies of the Fund's Registration Statement, Articles of Incorporation and By-Laws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Investment Manager copies of any amendments or supplements thereto before the amendments or supplements become effective. The Sub-Investment Manager will be entitled to rely on all documents furnished to it by the Investment Manager or the Fund.

   The Investment Manager, the Fund and the Sub-Investment Manager agree that any information or recommendation supplied by the Sub-Investment Manager in connection with the performance of its obligations hereunder is to be regarded as confidential for use only by the Investment Manager, the Fund, or such person as the Investment Manager may designate in connection with the Portfolio.

   The Investment Manager represents and warrants that the appointment of the Sub-Investment Manager by the Investment Manager and the Fund has been duly authorized.

                                   ARTICLE 3

                  Duration and Termination of this Agreement

   This Agreement shall become effective as of the date first above written and shall remain in force until October 31, 2004 and thereafter shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

   This Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding shares of the Portfolio, on sixty days' written notice to the Investment Manager and Sub-Investment Manager, by the Investment Manager on thirty days' written notice to the Sub-Investment Manager and the Fund, or by the Sub-Investment Manager on sixty days' written notice to the Investment Manager and the Fund. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Neuberger Berman Partners Mid Cap Value Portfolio Investment Management Agreement.

                                   ARTICLE 4

                                  Definitions

   The terms "assignment," "interested person," and "majority of the outstanding shares," when used in this Agreement, shall have the respective meanings specified under the Investment Company Act.

                                   ARTICLE 5

                         Amendments of this Agreement

   This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, to the extent permitted by the Investment Company Act, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) by the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                   ARTICLE 6

                                 Governing Law

   The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE 7

                                    Notices

   Notices to be given hereunder shall be addressed to:

           Fund:                   Thomas M. Lenz
                                   Vice President and Secretary
                                   Metropolitan Series Fund, Inc.
                                   501 Boylston Street
                                   Boston, MA 02116

           Investment Manager:     John F. Guthrie, Jr.
                                   Senior Vice President
                                   Metlife Advisers, LLC
                                   501 Boylston Street
                                   Boston, MA 02116

           Sub-Investment Manager: Ms. Ellen Metzger, Esq.
                                   Vice President and General Counsel
                                   Neuberger Berman Management Inc.
                                   605 Third Avenue -- 2nd Floor
                                   New York, NY 10158-0180

   Changes in the foregoing notice provisions may be made by notice in writing to the other parties and the addresses set forth above. Notice shall be effective upon receipt.

                                              METROPOLITAN SERIES FUND, INC.

                                              By:      /s/  THOMAS M. LENZ
                                                  ------------------------------
                                                         Thomas M. Lenz
                                                  Vice President and Secretary

   Attest:

By: /s/  JOHN F. GUTHRIE, JR.
    --------------------------
      John F. Guthrie, Jr.
      Senior Vice President

                                              METLIFE ADVISERS, LLC

                                              By:   /s/  JOHN F. GUTHRIE, JR.
                                                  ------------------------------
                                                      John F. Guthrie, Jr.
                                                      Senior Vice President

   Attest:

By:    /s/  THOMAS M. LENZ
    --------------------------
         Thomas M. Lenz
         General Counsel

                                              NEUBERGER BERMAN MANAGEMENT INC.

                                              By:     /s/  PETER E. SUNDMAN
                                                  ------------------------------
                                                        Peter E. Sundman
                                                            President

   Attest:

By:    /s/  ELLEN METZGER
    --------------------------
          Ellen Metzger
            Secretary

                                   APPENDIX

                       NEUBERGER BERMAN MANAGEMENT INC.

                     Metropolitan Series Fund Fee Schedule

               Neuberger Berman Partners Mid Cap Value Portfolio

                             1st $250 Million. .45%
                             next $750 Million .40%
                             over $1 Billion.. .35%

         of the average daily value of the net assets of the Portfolio